EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-129274 of our report dated June 24, 2005 appearing in the proxy statement/prospectus, which is part of such Registration Statement and to the reference to us under the heading “Experts” in the proxy statement/prospectus.
/s/ Deloitte & Touche LLP
Boston, Massachusetts,
November 10, 2005